UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2023

Horizon Therapeutics Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	98-1195602
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

70 St. Stephen’s Green, Dublin, D02 E2X4, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 00-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	HZNP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On April 10, 2023, Horizon announced positive and statistically significant topline results from its Phase 4 clinical trial of TEPEZZA® (teprotumumab-trbw) in patients with chronic/low clinical activity score (CAS) thyroid eye disease (TED).

At Week 24, topline data per the pre-specified primary analysis method (intent-to-treat) demonstrated that the primary endpoint was met, and patients treated with TEPEZZA achieved a statistically significant reduction in proptosis from baseline compared to those receiving placebo. In addition, in the pre-specified per-protocol analysis, the differences between patients treated with TEPEZZA and patients treated with placebo increased.

Reduction in Proptosis – Week 24 (Primary Endpoint)
	TEPEZZA	Placebo	p-value
Intent-to-treat	2.41 mm	0.92 mm	p=0.0004
Per protocol	2.44 mm	0.69 mm	p=0.0006

Proptosis Responder Rate – Week 24 – (≥ 2 mm) (Key Secondary Endpoint)

Intent-to-treat	62%	25%	p=0.0134
Per protocol	63%	7%	p=0.0008

No new safety signals were observed in the trial.

The Phase 4 clinical trial was a randomized, double-masked, placebo-controlled, parallel-group, multicenter trial evaluating the efficacy, safety, and tolerability of TEPEZZA (n=42) compared to placebo (n=20) in adults with chronic TED (two to 10 years duration prior to the study) and low CAS. The primary efficacy objective was to measure the effect of TEPEZZA versus placebo in the change of proptosis measurements in the study eye from baseline at Week 24. All study participants were required to have an initial diagnosis of TED two to 10 years prior to screening, and a CAS of ≤1 in both eyes for at least one year prior to screening or all of the following one year prior to screening: no progression in proptosis, no progression in diplopia and no new inflammatory TED symptoms. Participants could not have had prior orbital irradiation, orbital decompression surgery or strabismus surgery. The mean duration of disease for TEPEZZA and placebo patients was 5.1 years (SD 1.88) and 5.4 years (SD 1.61), respectively. The mean CAS for TEPEZZA and placebo patients was 0.3 (SD 0.47) and 0.5 (SD 0.51), respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2023	HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY

	By:	/s/ Aaron L. Cox
Aaron L. Cox
Executive Vice President and Chief Financial Officer